EXHIBIT 31.1

Rule 13a-14(a) Certification of Chief Executive Officer

CERTIFICATIONS

I, Michael T. Willis, certify that:

1.     I have reviewed this quarterly report on Form 10-Q/A of Westaff, Inc. (the “registrant”);

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  November 20, 2008

/s/ Michael T. Willis
Michael T. Willis
Westaff, Inc.
President and Chief Executive Officer
(Principal Executive Officer)